Exhibit 23.3

KSW, Inc.


We hereby consent to the incorporation by reference in this Registration statement of KSW, Inc. (the "Company") on Form S-8 of our report dated June 7, 1994, relating to the financial statements of Kerby Saunders-Warkol, Inc. and Affiliates as of October 31, 1993, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995.

MARDEN, HARRISON & KRETUER Certified Public Accountants, P.C.

/s/ Marden, Harrison & Kreuter

Port Chester, New York
February 10, 1997